Exhibit 10(qq)

FORBEARANCE AND AMENDMENT AGREEMENT

THIS FORBEARANCE AND AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of this 14th day of January, 2011 between TASTY BAKING COMPANY (the “Borrower”), the direct and indirect subsidiaries of the Company parties to the Credit Agreement (as referred to herein) (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”) and PIDC LOCAL DEVELOPMENT CORPORATION (the “Lender”).

W I T N E S S E T H:

A.           Lender, the Borrower and the Subsidiary Guarantors entered into a Credit Agreement, dated as of September 6, 2007 (as amended, modified, or restated from time to time, the “Credit Agreement”), pursuant to which Lender agreed to make certain advances and extensions of credit to the Borrower.

B.           The Borrower and the Subsidiary Guarantors acknowledge that certain Events of Default under (and as defined in) the Credit Agreement and the other Loan Documents exist on the date hereof and are described on Schedule I hereto and are hereinafter referred to as the “Designated Defaults”.

C.           By reason of the existence of the Designated Defaults, Lender has no obligation to make additional advances under the Credit Agreement, and Lender has full legal right to exercise the rights and remedies under the Credit Agreement and the other Loan Documents. Such remedies include, without limitation, the right to repossession and sale of the Collateral (as defined in the Credit Agreement).

D.           Borrower has requested that Lender make additional extensions of credit and forbear for a period of time from exercising the rights and remedies under the Credit Agreement and the other Loan Documents as a consequence of the Designated Defaults, and Lender is willing to do so, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Defined Terms.  Unless otherwise defined herein, capitalized terms shall have the respective meaning set forth in the Credit Agreement.

2.    Agreement to Forbear.

(a)  Forbearance.  During the period (the “Forbearance Period”) commencing on the date hereof and ending on the earliest to occur of (i) June 30, 2011, (ii) the date that any Forbearance Default (as defined in Section 9 hereof) occurs and (iii) the closing of a Sale (as defined below), Lender will forbear in the exercise of its rights and remedies under the Credit Agreement and the Collateral Documents (as defined in the Credit Agreement) with respect to the Designated Defaults.  Without limiting the generality of the foregoing, during the Forbearance Period, Lender will not (i) initiate proceedings for the collection of the Obligations

(as defined in the Credit Agreement); (ii) repossess, realize upon or sell, through judicial proceedings or otherwise, any of the Collateral; or (iii) otherwise exercise any rights and remedies under Section 9.03 of the Credit Agreement, the Guaranty or under any of the other Loan Documents.

(b)  Payment Deferral.  Lender hereby agrees, notwithstanding anything to the contrary set forth in the Credit Agreement, that all fees (other than the fee set forth in Section 5 below) and regularly scheduled payments of principal and interest in respect of the Growth Loans and the HUD Loans shall be deferred until the last day of the Forbearance Period, at which time, all such amounts shall be due and payable in full.  Notwithstanding the forgoing, interest accruing on the Supplemental Loan shall be due and payable in accordance with the terms of the Credit Agreement, as amended hereby.

(c)  Preservation of Rights.  By agreeing to temporarily forbear from the exercise of rights and remedies until the end of the Forbearance Period, Lender does not waive any of the Designated Defaults.  All Designated Defaults are preserved.  The granting of the temporary forbearance hereunder shall not, other than as expressly provided herein, be deemed a waiver of Lender’s rights and remedies, constitute a course of conduct or dealing on behalf of Lender or obligate the Lender to provide any other or further forbearance.  Lender specifically reserves all rights and remedies.

3.    Additional Forbearance Covenants.  In addition to observing and performing, except as expressly set forth herein, all terms, conditions and covenants contained in the Credit Agreement, as amended hereby, the Borrower and the Loan Parties shall comply with each of the following covenants.

(a)  Budgets and Reports.

(i)  Concurrently with the Borrower’s delivery of any and all financial reports, budgets, forecasts or updates (including updates or reports relating to the proposed Sale) to the Senior Agent as set forth in the Senior Credit Agreement, Borrower shall deliver the same to the Lender.

(b)  Payments of Indebtedness.  During the Forbearance Period, neither the Borrower nor any other Loan Party shall pay, or cause to be paid, any (i) principal with respect to term Indebtedness owed under the Senior Loan Documents other than as provided in Section 6(a) of the Senior Facility Seventh Amendment, principal and interest with respect to the MELF Financing (other than interest on account of the Supplemental MELF Financing) or principal and interest with respect to the Accredited Investor SubDebt and (ii) payments due under the Liberty Leases (as defined in the Senior Facility Seventh Amendment (as defined below)), other than Operating Expenses (as defined in the Liberty Leases).

(c)  Use of Proceeds of Supplemental Loan.  The Borrower shall use the proceeds of the Supplemental Loan only for working cash purposes (and not for the repayment of any Indebtedness of the Borrower or the other Loan Parties) in order to stabilize the Borrower’s business operations substantially consistent with the use of funds outlined in the

Borrower’s thirteen week forecast covering the week ending January 14, 2011 through the week the week ending April 8, 2011 (“Most Recent Budget”) or as otherwise approved by the Lender.

(d)  Further Assurances.  In accordance with Section 6.16 of the Security Agreement, Loan Parties shall, at the Loan Parties’ sole cost, take such actions and provide the Lender, from time to time, with such agreements, financing statements and additional instruments, documents or information as the Lender may in its discretion deem necessary or advisable to perfect, protect and maintain the security interests in the Collateral, to permit the Lender to protect its interest in the Collateral, or to carry out the terms of the Loan Documents.  The Loan Parties hereby authorize and appoint the Lender as their attorney-in-fact, with full power of substitution, to take such actions as the Lender may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to file at the Loan Parties’ expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by the Lender to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Loan Parties’ behalf such other documents and notices as the Lender may deem advisable to protect the Collateral and its interests therein and its rights hereunder.  Such power being coupled with an interest is irrevocable.  Loan Parties irrevocably authorize the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

(e)  Payments on account of Common Area Maintenance and Electricity related to Navy Yard Property.  The Borrower shall pay all amounts owing to PIDC when due on account of common area maintenance charges and electricity charges incurred in connection with the Borrower’s use and occupancy of the Navy Yard Property.

4.    Amendments to Loan Documents.  To induce Lender to enter into this Agreement, and as separately bargained for consideration, the Borrower agrees to the following amendments to the Loan Documents effective from and after the date hereof:

(a)  Section 1.01 is hereby amended by amending and restating the definitions of “Interest Rate”, “Loan”, “Maturity Date”, “MELF Financing”, “Mortgages”, “Notes” and “Outstanding Amount” to read in full as follows:

“Interest Rate” means an interest rate per annum equal to (a) with respect to the Growth Loans, two and one half percent (2.50%) plus such amounts required by Schedule 9.02 hereto, (b) with respect to the HUD Loans, six and one half percent (6.50%) plus such amounts required by Schedule 9.02 hereto and (c) with respect to the Supplemental Loan, nine and one-half percent (9.50%).”

“Loan” or “Loans” means an extension of credit by the Lender to Borrower under Article II in the form of a Growth Loan, HUD Loan and/or the Supplemental Loan.

“Maturity Date” means the date that is the earliest to occur of (i) June 30, 2011, (ii) the closing of a Sale or (iii) the occurrence of any Forbearance Default.

“MELF Financing” means (a) two (2) separate $5,000,000 loans ($10,000,000 in aggregate) extended by MELF to Borrower for a term often (10) years to be funded over a two-year period with interest accruing at a fixed rate of 5% per annum and (b) a $1,000,000 loan extended by MELF to Borrower on January 14, 2011 with interest accruing at a fixed rate of 5% per annum (the financing in this clause (b) shall be referred to as the “Supplemental MELF Financing”).

“Mortgages” means (a) that certain (i) Open-End Mortgage and Security Agreement dated of even date herewith executed by Tasty Baking Oxford, Inc. in favor of Lender, and (ii) Open-End Mortgage and Security Agreement dated as of January 14, 2011 securing the Supplemental Loan, in each case encumbering the Oxford Property and (b) that certain (i) Open-End Mortgage Fee and Leasehold and Security Agreement dated of even date herewith executed by Borrower in favor of Lender and (ii) Open-End Mortgage Fee and Leasehold and Security Agreement dated as of January 14, 2011 executed by Borrower in favor of Lender securing the Supplemental Loan, in each case encumbering the Fox Street Property, the Hunting Park Property and Borrower’s leasehold interest in the Navy Yard Property.

“Note” means, individually, and “Notes” means, collectively, the Growth Note, the HUD Note and/or the Supplemental Loan Note, as the context requires.

“Outstanding Amount” means (a) with respect to Growth Loans on any date, the aggregate outstanding principal amount thereof as of such date, (b) with respect to the HUD Loan on any date, the aggregate outstanding principal amount thereof as of such date and (c) with respect to the Supplemental Loan on any date, the aggregate outstanding principal amount thereof as of such date.

(b)  Section 1.01 is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

“Forbearance Agreement” means that certain Forbearance and Amendment Agreement, dated as of January 14, 2011, among the Borrower, the Guarantors and the Lender.

“Sale” means a sale of all or substantially all of the assets or equity of the Borrower and the other Loan Parties (whether by asset sale, merger, equity sale or otherwise).

“Supplemental Loan” as defined in Section 2.01.

“Supplemental Loan Note” as defined in Section 2.01.

(c)  Section 2.01 is amended by amended and restated to read in full as follows:

(i)   “2.01 Loans.

(a)           Growth Loans.  Subject to the terms and conditions set forth herein, Lender agrees to make loans funded from Lender’s Growth Loan

Program (each such loan, a “Growth Loan”) to Borrower from time to time, on any Business Day during the Draw Period, in an aggregate amount not to exceed at any time, the amount of Lender’s Growth Loan Commitment; provided, however, that after giving effect to any Growth Loan, the aggregate amount of (a) all Growth Loans by Lender shall not exceed the Growth Loan Commitment at such time and (b) all Growth Loans and HUD Loans made by Lender shall not exceed the Commitments of Lender.  Borrower acknowledges and agrees that any Growth Loan requested by Borrower and disbursed by Lender will reduce the Growth Loan Commitment and the Commitments to be made available to Borrower on a dollar-for-dollar basis.  The Growth Loans are not part of a revolving credit facility and to the extent repaid, Borrower may not reborrow under this credit facility.  Growth Loans shall bear interest in accordance with the terms set forth in Section 2.13 hereof.

(b)           HUD Loans.  Subject to the terms and conditions set forth herein, Lender agrees to make loans funded from Lender’s HUD 108 Loan Program (each such loan, a “Growth Loan”), to Borrower from time to time, on any Business Day during the Draw Period, in an aggregate amount not to exceed at any time, the amount of Lender’s HUD Loan Commitment; provided, however, that after giving effect to any HUD Loan, the aggregate amount of (a) all HUD Loans by Lender shall not exceed the HUD Loan Commitment and (b) all HUD Loans and Growth Loans made by Lender shall not exceed the Commitments of Lender.  Borrower acknowledges and agrees that any HUD Loan requested by Borrower and disbursed by Lender will reduce the HUD Loan Commitment and the Commitments to be made available to Borrower on a dollar-for-dollar basis.  The HUD Loans are not part of a revolving credit facility and to the extent repaid, Borrower may not reborrow under this credit facility.  HUD Loans shall bear interest in accordance with the terms set forth in Section 2.13 hereof.

(c)           Supplemental Loan.  Subject to the terms and conditions set forth herein, Lender agrees to make a loan funded from Lender’s Growth Loan Program (Economic Conversion Fund) to Borrower on January 14, 2011 (without regard to subsection 2.01(e) or (f) below) in a principal amount equal to Two Million Dollars ($2,000,000) (the “Supplemental Loan”).  The Supplemental Loan is not part of a revolving credit facility and to the extent repaid, Borrower may not reborrow under this facility.  The Supplemental Loan shall bear interest in accordance with the terms set forth in Section 2.13 hereof.

(d)           Notes.  Borrower’s obligation to repay (i) the Growth Loans shall be further evidenced by a promissory note, in the form attached hereto as Exhibit B, executed and delivered by Borrower to Lender in the face amount of $6,000,000 (the “Growth Note”), (ii) the HUD Loans shall be further evidenced by a promissory note, in the form attached hereto as Exhibit C, executed and delivered by Borrower to Lender in the face amount of $6,000,000 (the “HUD Note”) and (iii) the Supplemental Loan shall be further evidenced by a promissory note, in the form attached hereto as Exhibit L, executed and delivered by Borrower to Lender in the face amount of $2,000,000 (the “Supplemental Loan Note”).

(e)           Request for Borrowing.  Each Loan Request for a Borrowing must be accompanied by all of the supporting documentation required under Section 4.04 and must be received by Lender at least ten (10) Business Days prior to the date that Borrower is requesting that such Loans be funded.  Borrower shall not request more than one (1) Borrowing per calendar month.  Funding of such Borrowing shall be subject to Lender’s review and approval of the Loan Request and all supporting documentation.

(f)           Funding of Loans.  Each Loan Request shall be deemed a request for a Growth Loan first until the Growth Loan Commitment has been fully funded and then a HUD Loan until the HUD Loan Commitment has been fully funded.”

(d)  Section 2.09 is amended by adding the following new subsection (c) at the end thereof:

“(c)           Supplemental Loan.  Borrower may, upon providing notice to Lender, at any time or from time to time voluntarily prepay the Supplemental Loan in whole or in part without penalty or fee; provided that, unless otherwise agreed to by Lender, (i) such notice shall specify the date of prepayment and must be received by Lender not later than 11:00 a.m.  New York time three (3) days prior to the date of such prepayment, (ii) any prepayment of the Supplemental Loan shall include accrued interest thereon and (iii) such prepayment, together with all other amounts due in connection therewith, shall be due on the date specified in such notice.”

(e)  Section 2.10 is amended and restated to read in full as follows:

“2.10 Mandatory Prepayments.  To the extent Borrower, any other Loan Party or any of its Subsidiaries is required to make mandatory prepayments of the loans under the Senior Credit Agreement in accordance with Sections 2.10 and 2.11 of the Senior Credit Agreement, Borrower shall repay, or shall cause to be repaid, the Loans in accordance with terms of the Senior Credit Agreement and the pro rata provisions set forth in the Intercreditor and Collateral Sharing Agreement.  To the extent that Net Cash Proceeds or Excess Cash Flow are to be utilized to repay the Loans, such payments shall be applied as follows: (i) to the extent that such Net Cash Proceeds or Excess Cash Flow are to be applied to the Loans prior to July 1, 2013, such amounts shall be applied to first to the Outstanding Amount of the Supplemental Loan until the Supplemental Loan has been paid in full, second to the Outstanding Amount of the Growth Loans until the Growth Loans have been paid in full and third to the Outstanding Amount of the HUD Loans and (ii) to the extent that such Net Cash Proceeds or Excess Cash Flow are to be applied to the Loans on or after July 1, 2013, such amounts shall be applied first to the Outstanding Amount of the Growth Loans until the Growth Loans have been paid in full and second to the Outstanding Amount of the HUD Loans until paid in full (subject to the yield protection provisions set forth in Section 2.09 above).

(f)  Section 2.13(a)(i) is amended and restated to read in full as follows:

“(i)           Growth and Supplemental Loans.  Subject to the provisions of subsection (a)(iii) below, (A) the Growth Loans shall bear interest at a rate per annum equal to the applicable Interest Rate for the Growth Loans and (B) the Supplemental Loan shall bear interest at a rate per annum equal to the applicable Interest Rate for the Supplemental Loan, and such interest shall be due and payable on the first day of every month, commencing, in the case of the Growth Loans, with the first day of the first month immediately following the first advance of a Growth Loan to Borrower and, in the case of the Supplemental Loan, February 1, 2011.”

(g)  Section 2.13(b) is amended by adding the following new subsection (iii) at the end thereof:

“(iii)           Supplemental Loan.  The entire Outstanding Amount, together with all accrued and unpaid interest under the Supplemental Loan shall be due and payable on the Maturity Date.”

(h)  Section 7.01 is amended by adding the following new subsection at the end thereof:

“(k)           Liens (i) on certain machinery and equipment the purchase of which was financed by the MELF Financing which secure the Indebtedness permitted under Section 7.03(g) and (ii) securing Indebtedness permitted under Section 7.03(j), provided such Liens are subordinated to the Liens granted by the Loan Parties in favor of the Lender on terms and conditions satisfactory to the Lender in its sole discretion.”

(i)  Section 7.03 is amended by inserting the following subsection (j) at the end thereof:

“(j)           Indebtedness from the Borrower to certain accredited investors, provided such Indebtedness is subordinated to the Obligations on terms and conditions satisfactory to the Lender in its sole discretion (“Accredited Investor SubDebt”).”

(j)  Section 9.01(a) is amended and restated to read in full as follows:

“9.01           Non-Payment.  Borrower or any other Loan Party fails to pay, or fails to cause to be paid, on the date when due, any amount of principal of any Loan, any interest on any Loan, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or”

(k)  Section 9.01(f) is amended to delete the words (a) “and the appointment continues undischarged or unstayed for 60 calendar days” from the third clause of such section and (b) “and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding” from the last clause of such section.

(l)  Exhibit L, attached to this Agreement as Schedule II, is added to the Credit Agreement.

5.    Conditions Precedent.  The effectiveness of this Amendment is subject to Lender having received the following, all of which shall be in form and substance satisfactory to Lender and its counsel:

(a)  This Forbearance Agreement, duly executed by Borrower and each Subsidiary Guarantor;

(b)  The Supplemental Loan Note, duly executed by the Borrower;

(c)  The Mortgages described in clauses (a)(ii) and (b)(ii) of the definition of such term;

(d)  An Amended and Restated Intercreditor and Collateral Sharing Agreement;

(e)  Evidence that Borrower has consummated (i) the Supplemental MELF Financing (as defined in the Credit Agreement) and (ii) the Accredited Investor SubDebt in an aggregate principal amount equal to at least $2,000,000;

(f)  Copies of a fully executed Wavier and Seventh Amendment to Credit Agreement in connection with the Senior Credit Agreement, which shall be on terms and conditions satisfactory to the Lender (the “Senior Facility Seventh Amendment”);

(g)  Evidence that each of MELF and Liberty and Liberty II (as each are defined in the Senior Facility Seventh Amendment) have (i) waived any all defaults or events of default through the Forbearance Period under the MELF Financing and the Liberty Leases, respectively, (ii) have and (ii) agreed to defer payments of principal and interest under the MELF Financing (other than interest accruing on the Supplemental MELF Financing) and all payments (other than Operating Expenses) under the Liberty Leases;

(h)  Evidence of liability and casualty insurance of the Loan Parties, together with applicable lender loss payee and additional insured endorsements;

(i)  The Most-Recent Budget;

(j)  The Lender shall have received payment of (i) an origination fee in respect of the Supplemental Loan in an amount equal to $30,000 and (ii) fees and expenses (including legal fees) incurred in connection with this Agreement; and

(k)  The Lender shall have received such other documents, resolutions, opinions and certificates as Lender or its counsel may request all in form and substance satisfactory to Lender and its counsel.

6.    Representations and Warranties.  Each Loan Party hereby represents and warrants to the Lender as follows:

(a)  Incorporation of Representations.  All representations and warranties of such Loan Party in the Credit Agreement and the other Loan Documents are incorporated herein in full by this reference and are true and correct as of the date hereof.

(b)  Corporate Power; Authorization.  Each Loan Party has the corporate power and has been duly authorized by all requisite corporate action to execute and deliver this Agreement and each other Amendment Document to which it is a party and to perform its obligations hereunder and thereunder.  This Agreement and each other Amendment Document to which such Loan Party is a party has been duly executed and delivered by such Loan Party.

(c)  Enforceability.  This Agreement and each other Amendment Document to which such Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

(d)  No Violation.  Such Loan Party’s execution, delivery and performance of this Agreement and each other the Amendment Documents do not and will not (i) violate any law, rule, regulation or court order to which Loan Party is subject; (ii) conflict with or result in a breach of such Loan Party’s bylaws or certificate of incorporation or any agreement, indenture or instrument to which such Loan Party is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Loan Party, whether now owned or hereafter acquired, other than liens in favor of Lender.

(e)  Events of Default.  As of the date hereof, no Event of Default has occurred and is continuing, other than the Designated Defaults.

7.    Affirmations.  Each of the Borrower and the other Loan Parties hereby: (a) confirm and acknowledge that as of January 14, 2011 (and after giving effect to the Supplemental Loan, (i) Borrower is indebted to Lender under the Loan Documents in the aggregate principal amount of $13,985,307.67, (b) affirm all the provisions of the Credit Agreement, the Guaranty, the Security Agreement, the Mortgages and the other Loan Documents, as the case may be, (c) agree that the terms and conditions of the Credit Agreement, the Guaranty, the Security Agreement, the Mortgages and the other Loan Documents shall continue in full force and effect as supplemented and amended hereby, including after giving effect to the Supplemental Loan, (d) covenants, confirms and agrees that as security for the prompt unconditional payment and performance of the Obligations, Lender has and shall continue to have, and is hereby granted a continuing lien on and security interest in the Collateral, all whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof, (e) represent and warrant that nothing contained herein in any way impairs Lender’s existing rights and priority in the Collateral, and (f) acknowledges and agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Credit Agreement, the Guaranty, the Notes or any other applicable Loan Documents or the enforcement of any of the terms or conditions thereof.

8.    Disposition of Collateral; Appointment of Receiver.

(a)  Each Loan Party hereby renounces and waives all rights that are waivable under Article 9 of the Uniform Commercial Code (the “UCC”) as in effect from time to time in any jurisdiction in which any Collateral may now or hereafter be located.  Without limiting the generality of the foregoing, each Loan Party hereby (i) renounces any right to receive notice of any disposition by Lender of the Collateral pursuant to the UCC upon termination of the Forbearance Period, whether such disposition is by public or private sale under the UCC or otherwise, and (ii) waives any rights relating to compulsory disposition of the Collateral pursuant to the UCC.

(b)  Each Loan Party agrees that upon the termination of the Forbearance Period, Lender shall be entitled to appointment of a receiver for the Collateral.

9.    Default.  Each of the following shall constitute a “Forbearance Default” hereunder:

(a)  the existence of any Event of Default (other than a Designated Default) under the Credit Agreement or any other Loan Document;

(b)  the Borrower or any Subsidiary Guarantor shall fail to keep or perform any of the covenants or agreements contained herein;

(c)  the occurrence of a Waiver Termination Date (as defined in the Senior Facility Seventh Amendment);

(d)  MELF, Liberty or Liberty II terminates any obligation that any of the foregoing now or in the future have to forbear from exercising rights and remedies under their respective agreements with one or more of the Loan Parties or any of MELF, Liberty or Liberty II seeks to exercise any remedies against the Borrower or any other Loan Party in connection with obligations owing by the Borrower or such other Loan Party in connection with the obligations owing by the Borrower or any such Loan Party to it;

(e)  any default occurs under (i) any documents evidencing the Accredited Investor SubDebt or (ii) the Borrower’s office lease with Liberty II dated as of June 15,2007;

(f)  the termination of (i) the “Waiver Period” a defined in the Letter from Liberty to the Borrower dated as of January 14, 2011 and (ii) the “Waiver Period” as defined in the Letter from Liberty II to the Borrower dated as of January 14, 2011.

(g)  any representation or warranty of the Borrower or any Subsidiary Guarantor herein shall be false, misleading or incorrect in any material respect when made.

Upon the occurrence of a Forbearance Default, and without demand for performance or other notice of any kind to the Borrower or any Subsidiary Guarantor:

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(i)  Lender’s agreement to forbear shall automatically terminate;

(ii)  Lender shall have no further obligation to make any advances pursuant to the Credit Agreement; and

(iii)  Lender shall be free to exercise any and all rights and remedies either may have hereunder or under the Credit Agreement, the Guaranty, the Security Agreement and any other Loan Document or applicable law.

10.   Limited Effect.  Except as expressly modified hereby, the Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms.

11.   Release.  To induce Lender to enter into this Amendment, each of the Borrower and the Subsidiary Guarantors waive and release and forever discharges Lender and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Lender or any of them arising out of or relating to the Obligations.  Each of the Borrower and the Subsidiary Guarantors further agree to indemnify and hold Lender and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against Lender or any of them on account of any claims arising out of or relating to the Obligations.  Each of the Borrower and the Subsidiary Guarantors further state that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

12.   Integration.  This Amendment constitutes the sole agreement of the parties with respect to the terms hereof and shall supersede all oral negotiations and the terms of prior writings with respect thereto.

13.   Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.   Miscellaneous.

(a)  Expenses.  The Loan Parties shall pay all of Lender’s reasonable out-of-pocket fees and expenses incurred in connection with the preparation, negotiation and execution of this Amendment and the other documents executed in connection herewith, including without limitation, the reasonable fees and expenses of counsel to Lender.

(b)  Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

(c)  Successor and Assigns.  This Amendment will be binding upon and inure to the benefit of each Loan Party and the Lender and their respective heirs, executors, administrators, successors and assigns.

(d)  Counterparts.  This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

(e)  Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(f)  Modifications.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

TASTY BAKING COMPANY

By:   ___________________________________
Name:
Title:

SUBSIDIARY GUARANTORS:

TBC FINANCIAL SERVICES, INC.

By:   ___________________________________
Name:
Title:

TASTY BAKING OXFORD, INC.

By:   ___________________________________
Name:
Title:

LENDER:

PIDC LOCAL DEVELOPMENT CORPORATION

By:   ___________________________________
Name:
Title:

Schedule I

Designated Defaults

Description

Borrower has advised Lender that as of February 1, 2011 is unable to make payments of principal or interest on account of the Loans any Event of Default that arises as a result of a “going concern” qualification to Borrowers’ audited financial statements for the fiscal year ended December 25, 2010;

Events of Default arising as a result of a cross default with the Senior Facility pursuant to Section 9.01(q)

Any Event of Default that arise from Borrower’s failure to make “minimum required contributions” to Loan Parties’ Plans so long as such “minimum required” contributions are made within thirty (30) days after the date when due.

Schedule II

Exhibit L to Credit Agreement

Form of Supplemental Loan Note

See attached.